Exhibit 10.22
OPTION AGREEMENT
THIS OPTION AGREEMENT is made and entered into on January 15, 1981, by and among THE NORTH AMERICAN COAL CORPORATION, an Ohio corporation with its principal office at Cleveland, Ohio, hereinafter referred to as “NACCO”; and SOUTHESTERN ELECTRIC POWER COMPANY, a Delaware corporation with its principal office at Shreveport, Louisiana, hereinafter referred to as “SWEPCO”, and Longview National Bank, a national banking association with its principal office at Longview, Texas, hereinafter referred to as “Escrow Agent”.
In consideration of the agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree as follows:
Section 1.    GRANT OF OPTION
NACCO hereby grants to SWEPCO the exclusive right, option and privilege, during the term of this Option Agreement, upon the terms herein set forth, to purchase the capital stock of THE SABINE MINING COMPANY, a single purpose Texas corporation (hereinafter referred to as “SABINE”), referred to in Section 2 of this Option Agreement, under and subject, however, to the terms and conditions set forth in the Lignite Mining Agreement dated January 15, 1981 (hereinafter referred to as the “Lignite Mining Agreement”) between SWEPCO and SABINE.
Section 2.    TRANSFER OF STOCK
At the time of execution hereof, NACCO has delivered to Escrow Agent for the purposes herein specified, and Escrow Agent hereby acknowledges the receipt of, Share Certificate No. 1 for 1,000 shares of the capital stock (hereinafter referred to as “escrowed stock”) of SABINE, being all of the authorized and issued capital stock of SABINE, together with a duly executed and legally effective stock power therefor, permitting the immediate transfer of said stock on the books of SABINE into the name of SWEPCO.
Section 3.    RIGHTS OF OWNER

So long as the Escrow Agent shall hold the escrowed stock it shall remain registered in the name of NACCO, and NACCO shall have the right to vote the stock, receive dividends thereon and otherwise to exercise any and all rights and privileges as owner, except as otherwise provided herein.
Section 4.    DELIVERY BY ESCROW AGENT TO SWEPCO
The Escrow Agent shall deliver to SWEPCO the escrowed stock in proper form for transfer ten days after

(1)	The occurrence of any one of the following events notice of which shall be given forthwith in writing together with the documents referred to in (a), (b) and/or (c) below to NACCO by the Escrow Agent:

(a)
Receipt by Escrow Agent of written notice from SWEPCO, certified by one of its officers, that a default under Article XIX of the Lignite Mining Agreement between SWEPCO and SABINE has taken place, stating the nature and time of the default, identifying where applicable the document and provisions thereof under which the default arose, and that (1) SABINE has not completed effective corrective action with respect to such default within the time specified for such corrective action and extensions thereof, if any, in said Article XIX, if such time be specified, and has not sought arbitration with respect to such default, or (2) SABINE has not found in arbitration proceedings with respect to such default to be in default; or

(b)
Receipt by the Escrow Agent of written notice from SWEPCO, certified by one of its officers, that it has exercised its option pursuant to the provisions of Article XX of the Lignite Mining Agreement and that the notice period provided for in Section 2 of such Article XX has expired or that written notice of its option to exercise its rights pursuant to Section 1 of such Article XX, if applicable, has been given to SABINE; or

(c)	Receipt by the Escrow Agent of written notice from SWEPCO, certified by one of its officers, that it has exercised its option pursuant to the provisions of

Article IV, Section 1 of the Lignite Mining Agreement and that the notice period provided for therein has expired, and

(2)	Receipt from SWEPCO of a certified check payable to NACCO in the amount determined in accordance with the provisions of Section 5 of this Option Agreement.
Section 5.        PRICE DETERMINATION AND AMOUNT OF PAYMENT
The price to be paid to NACCO for the escrowed stock and the amount of the certified check to be delivered by SWEPCO to the Escrow Agent shall be an amount equal to the sum of the following:

(a)	the stated capital of SABINE which shall be 1,000 shares of common stock having a stated value of $1,000.00;

(b)	The amount of capital in excess of stated value; and

(c)	An amount equal to the undistributed net earnings of SABINE.
The amount of the certified check to be delivered to the Escrow Agent as aforesaid shall be determined by SWEPCO at the time the option is exercised on the basis of the then most recent monthly financial statements furnished to SWEPCO by SABINE, and the calculation thereof shall be stated in the notice delivered pursuant to Section 4 of this Option Agreement.
Such certified check shall be delivered to NACCO by the Escrow Agent concurrently with the delivery of the escrowed stock to SWEPCO as described in Section 4.
Section 6.    SUBSEQUENT PRICE ADJUSTMENT
Immediately after the delivery of the escrowed stock to SWEPCO as above provided, independent public accountants selected by NACCO and satisfactory to SWEPCO shall make an audit of the results of operations of SABINE for the period ending as of the date of delivery of the escrowed stock to SWEPCO, and the financial position of SABINE as of such date and shall within ninety (90) days after the delivery of the escrowed stock report to SWEPCO and NACCO the results of said audit. SWEPCO shall pay promptly by certified check to NACCO any amount by which the certified check delivered to the Escrow Agent pursuant to Section 4 is less than the amount due to NACCO as determined by the aforesaid audit by independent public accountants, or NACCO shall refund promptly by certified check to SWEPCO any amount by which the certified check delivered to the Escrow Agent is greater than the amount due to NACCO as so determined by such independent public accountants.
Section 7.        INDEMINIFICATION
In the event the option herein granted is exercised

(1)	NACCO shall indemnify and hold harmless SWEPCO from and against the following:

(a)	all claims and liability for ultra vires acts of SABINE which occur prior to the date of delivery of the escrowed stock to SWEPCO; and

(b)
all claims and liability for state and Federal income taxes of SABINE which are or shall become due for the period prior to the date of delivery of the escrowed stock to SWEPCO and not resulting from any change in accounting methods of SABINE after such date.

(2)
SWEPCO shall indemnify and hold harmless NACCO from and against any claims or liability with respect to the obligations, indebtness or other liabilities of SABINE incurred pursuant to the Lignite Mining Agreement referred to in Section 1 of this Option Agreement for which SWEPCO would have been obligated or liable to pay to or reimburse SABINE directly or indirectly if SWEPCO had not exercised this option other than claims or liabilities referred to in Subsections 1 (a) and (b) of this Section 7.

If any claim or liability is asserted against NACCO or SWEPCO after the date of delivery of the escrowed stock to SWEPCO in respect of which indemnity may be sought hereunder by SWEPCO or NACCO, the indemnified party shall, as a condition precedent to the obligations of the indemnifying party under this Section 7, promptly so notify the indemnifying party in writing of such claim. The indemnifying party may, at its option, elect to assume the defense of such claim, including the employment of counsel and payment of all expenses associated therewith.

If the indemnifying party assumes such defense, the indemnified party agrees to cooperate and, in the case of SWEPCO to cause SABINE to cooperate fully in such defense, and the indemnified party shall have the right to employ separate counsel and participate in such defense, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party. If the indemnifying party elects not to assume such defense, the indemnifying party shall promptly so notify the indemnified party and the indemnifying party shall be obligated to pay the reasonable fees and expenses of counsel to the indemnified party in such defense.

Section 8.    DELIVERY BY ESCROW AGENT TO NACCO
The Escrow Agent shall forthwith deliver to NACCO the escrowed stock and this Option Agreement shall terminate upon the receipt by the Escrow Agent from SWEPCO and NACCO of written notification that said Lignite Mining Agreement has terminated without the exercise of the option provided for in this Option Agreement.

Section 9.    CUSTODY OF ESCROWED STOCK
The Escrow Agent agrees that it will hold the stock delivered to it by NACCO in accordance with the provisions of this Option Agreement and that beneficial and record ownership of said stock shall remain in NACCO during the escrow period. No assignment, transfer or conveyance of any right, title or interest in or to the escrowed stock shall be made by the Escrow Agreement except as provided in this Option Agreement.

Section 10.    FEES AND DUTIES OF ESCROW AGENT
The Escrow Agent will be compensated for performing the functions assigned to it during the period of this Option Agreement by an annual fee of $250, one-half (1/2) of which shall be paid by SWEPCO, and one-half (1/2) by NACCO. The Escrow Agent shall not be liable for any action it may take or fail to take as Escrow Agent while its conduct is in good faith and in the exercise of its counsel. The Escrow Agent may act without liability in reliance upon the genuineness of the signatures and the authority or identity of the persons acting as or for the parties to this Option Agreement or acting as or for the independent public accountants aforesaid.

Section 11.    TERM
This Option Agreement, unless sooner terminated pursuant to Section 8 hereof, or by the exercise of the option herein granted, in all events terminates twenty-one (21) years after the death of the last surviving lineal descendants living in the date hereof of Paul C. Jones, President of Central and South West Fuels, Inc., at which time the Escrow Agent shall deliver the escrowed stock to NACCO.

Section 12.     SUCCESSOR ESCROW AGENT
In case of the merger or consolidation of the Escrow Agent, the resultant corporation shall be Escrow Agent without notice to any party. NACCO and SWEPCO may at any time mutually designate in writing another person or corporation as successor Escrow Agent. The Escrow Agent, upon receipt from SWEPCO and NACCO of such designation, shall promptly deliver to such successor the escrowed stock, and such successor shall be bound by all the covenants of the Escrow Agent herein set forth.
Section 13.    COUNTERPARTS
This Option Agreement may be executed in any number of identical counterparts, each of which when executed by the parties hereto, shall be considered to be an original.
Section 14.    GOVERNING LAW
This Option Agreement shall be construed and enforced in accordance with the laws of the State of Texas.
Section 15.    MISCELLANEOUS

(a)	During the term of this Option Agreement, NACCO shall not permit or allow
SABINE to change its stated capital or corporate charter nor issues or authorize any other additional capital stock and shall not sell, assign or otherwise dispose of or encumber, except pursuant to this Option Agreement, the stock of SABINE.

(b)	This Option Agreement shall inure to the benefit of the parties hereto, their successors, assigns and nominees.
IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

THE NORTH AMERICAN COAL CORPORATION
ATTEST:
/s/ Thomas A. Koza	By:	/s/ Otes Bennett, Jr.
Secretary		President

SOUTHWESTERN ELECTRIC POWER COMPANY
ATTEST:
/s/ Signature Illegible	By:	/s/ J. Lamar Stahl
Secretary		President

LONGVIEW NATIONAL BANK
ATTEST:
/s/ Signature Illegible	By:	/s/ Signature Illegible
Secretary		President

POWER OF ATTORNEY TO TRANSFER STOCK

KNOW ALL MEN BY THESE PRESENTS, that THE NORTH AMERICAN COAL CORPORATION has, for a valuable consideration, sold to SOUTHWSETERN ELECTRIC POWER COMPANY one thousand (1,000) shares, owned by it, of the capital stock of THE SABINE MINING COMPANY standing in its name as per Certificate No. 1 and does hereby appoint __________________ Attorney for it and in its name to sell and transfer unto said SOUTHWESTERN ELECTRIC POWER COMPANY or to such person or persons as the said SOUTHWESTERN ELECTRIC POWER COMPANY may order the whole or any part of the said stock.

Witness its seal and the signature of its President this 15th day of January, A.D. 1981.

THE NORTH AMERICAN COAL CORPORATION
ATTEST:
By:
Secretary		President